Exhibit 99.1

Investor Contact:	Elizabeth Saunders	Media Contact:	Joy Sutton
	Clermont Partners		(615) 587-7728
	(312) 690-6008		Mediarequest@contactAAC.com
IR@contactAAC.com

AAC Holdings, Inc. Reports First Quarter 2019 Results

Q4 2018 and Q1 2019 Cost Savings Initiatives Expected to Result in Over $30 Million of Annualized Cost Savings and Leading to a 20% Decrease in Operating Costs Sequentially

Secured Additional Liquidity with $30 Million Incremental Term Loan in March 2019

BRENTWOOD, Tenn., May 9, 2019 - AAC Holdings, Inc. (NYSE: AAC) (“the Company” or “AAC”) announced financial results for the first quarter and year ended March 31, 2019.

First Quarter 2019 Operational and Financial Highlights:

(All comparisons are to the comparable prior-year period, unless otherwise noted)

•	Total inpatient census improved by 26% at March 31, 2019 compared to December 31, 2018
•	New admissions increased 24% to 4,641
•	Outpatient visits increased 31% to 39,717
•	Total revenue was $55.4 million
•

Implemented over $30 million in expected annualized expense reductions that are benefiting 2019 operating margins, leading to over a 20% sequential decrease in operating costs in the First Quarter compared to the Fourth Quarter 2018

•	Closed a $30 million incremental term loan with existing lenders to provide additional liquidity

“Despite the challenges we faced last year, we’ve started this year with positive momentum and I’m confident that we will see continued improvement throughout the remainder 2019.” Said Michael Cartwright, AAC Chairman & Chief Executive Officer. “Inpatient census has begun to improve in early 2019 with inpatient census up by over 25% at March 2019 compared to December 2018. The initiatives in sales and marketing have begun to show results as we continue to enhance our community and online outreach resources to better help those who need our help.”

“We also improved liquidity and reduce operating expenses during the first quarter of 2019,” Cartwright said. “We closed the $30 million incremental term loan that provided additional liquidity in March 2019 and continue to be focused on cost reduction initiatives. The expense savings initiatives implemented in late 2018 and in the first quarter of 2019 that are expected to total over $30 million in annualized savings are now being realized and had a positive impact on the first quarter of 2019.”

“Finally, I am excited to announce that we will be sharing our long-term strategic vision for the future on a call on Monday, May 13th,” Cartwright continued. “Today’s call will focus on the first quarter of 2019, but on the call next week on Monday, I will layout my vision for the Company over the course of the next decade to be best in class clinical care, on-line content and science and technology – all while unlocking value for our shareholders.”

Cost Savings Initiatives

The Company enacted a series of cost savings initiatives during the fourth quarter of 2018 and into the first quarter of 2019 which are expected to result in over $30 million of annualized cost savings. These initiatives have included reductions in the Company’s corporate expenses, consolidation of its Las Vegas market, consolidation of the its southern California market, the sale of the Company’s New Orleans operations, and the consolidation of its lab operations.

Incremental Term Loan and Amendment of Existing Credit Facility

In March 2019, the Company closed a $30 million incremental term loan with its existing lenders. In addition, the Company amended its existing secured credit facility to, among other items, provide increased flexibility with respect to certain financial covenants.

Evaluation of Strategic Alternatives in AAC’s Real Estate Portfolio

The Company has commenced a process to generate additional value from its real estate portfolio consisting of treatment centers located across the United States. Management’s goal is to leverage the portfolio to create additional liquidity, lower its cost of capital and enhance shareholder value. Real estate strategic alternatives could include further sale leasebacks of individual facilities or larger portions of the Company’s real estate portfolio.

First Quarter 2019 Financial Results

On a sequential basis revenue decreased by 3.6% in the first quarter of 2019 compared to the fourth quarter of 2018 primarily due to lower average daily census for the quarter. Our inpatient census at March 31, 2019 increased by approximately 26% when compared to December 31, 2018. However, our total average daily census for the first quarter of 2019 compared to the fourth quarter of 2018 decreased by approximately 4.9% due to a lower starting point of census in the first quarter of 2019. Operating expenses on a sequential basis decreased by approximately 22.9% to $69.5 million for the first quarter of 2019 compared to $90.2 for the fourth quarter of 2018. This was primarily due to the benefit from the cost savings initiatives enacted during the fourth quarter for 2018 and into the first quarter of 2019 which are expected to result in over $30 million of annualized cost savings.

AAC breaks down its revenues between client related revenue and non-client related revenue. Client related revenue includes: (1) inpatient treatment facility services and related professional services; (2) outpatient facility services, related professional services and sober living services; and (3) client related diagnostic services, which includes point of care drug testing and client related diagnostic laboratory services. Non-client related revenue includes marketing and diagnostic services provided to third parties as well as addiction services provided to individuals in the criminal justice system.

Total revenue was $55.4 million compared with $81.2 million in the same period in the prior year.

	Three Months Ended March 31,
	2019	2018	Increase/ (Decrease)	% Change
Inpatient treatment facility services	$44,889	$66,874	$(21,985)	(32.9)
Outpatient facility and sober living services	6,454	8,946	(2,492)	(27.9)
Client related diagnostic services	2,146	2,810	(664)	(23.6)
Total client related revenue	53,489	78,630	(25,141)	(32.0)
Non-client related revenue	1,881	2,557	(676)	(26.4)
Total revenues	$55,370	$81,187	$(25,817)	(31.8)

Inpatient treatment facility revenue decreased 32.9% to $44.9 million compared with $66.9 million in the same period in the prior year.

Outpatient and sober living facility revenue decreased 27.9% to $6.5 million compared with $8.9 million in the same period in the prior year.

Client related diagnostic services revenue decreased 23.6% to $2.1 million compared with $2.8 million in the same period in the prior year.

Non-client related revenue decreased 26.4% to $1.9 million compared with $2.6 million in the same period in the prior year.

Net loss attributable to AAC Holdings, Inc. common stockholders was ($22.0) million, or $(0.90) per diluted common share, compared with net income attributable to AAC Holdings, Inc. common stockholders of $1.1 million, or $0.04 per diluted common share, in the prior-year period.

Adjusted EBITDA decreased to $(6.5) million compared with $17.9 million in the prior year. Adjusted EBITDA, is a non-GAAP financial measure. Tables reconciling these non-GAAP measures to the most directly comparable GAAP measures are included at the end of this release.

Balance Sheet and Cash Flows

As of March 31, 2019, AAC Holdings’ balance sheet reflected cash and cash equivalents of $17.9 million, net property and equipment of $163.0 million and total debt of $342.0 million (current and long-term portions). In March 2019, we closed on a $30 million incremental term loan that provides the company with additional liquidity.

Cash flows used in operations totaled $9.6 million and maintenance capital expenditures totaled $0.7 million for the first quarter of 2019.

Earnings Conference Call

The Company will host a conference call and live audio webcast on Thursday, May 9, 2019, at 9:00 a.m. CT to further discuss these results. The number to call for this interactive teleconference is 1-877-224-7960. A replay of the conference call will be available through May 23, 2019, by dialing 877-344-7529 and entering the replay access code, 10131526.

The live audio webcast of the Company's quarterly conference call will also be available online in the Investor Relations section of the Company's website at ir.americanaddictioncenters.org.

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About American Addiction Centers

American Addiction Centers is a leading provider of inpatient and outpatient substance abuse treatment services. We treat clients who are struggling with drug addiction, alcohol addiction and co-occurring mental/behavioral health issues. We currently operate substance abuse treatment facilities located throughout the United States. These facilities are focused on delivering effective clinical care and treatment solutions. For more information, please find us at AmericanAddictionCenters.org or follow us on Twitter.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are made only as of the date of this release. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “may,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements may include information concerning AAC Holdings, Inc.’s (collectively with its subsidiaries; “AAC Holdings” or the “Company”) possible or assumed future results of operations, including descriptions of the Company’s revenue, profitability, outlook and overall business strategy. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from the information contained in the forward-looking statements. These risks, uncertainties and other factors include, without limitation: (i) the Company’s inability to effectively operate its facilities; (ii) the Company’s reliance on its sales and marketing program to continuously attract and enroll clients; (iii) a reduction in reimbursement rates by certain third-party payors for inpatient and outpatient services and point-of-care and definitive lab testing; (iv) the Company’s failure to successfully achieve growth through acquisitions and de novo projects; (v) risks associated with estimates of the value of accounts receivable or deterioration in collectability of accounts receivable; (vi) a failure to achieve anticipated financial results from contemplated and prior acquisitions; (vii) the possibility that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of an acquisition; (viii) the Company’s failure to achieve anticipated financial results from contemplated and prior acquisitions; (ix) a disruption in the Company’s ability to perform diagnostic laboratory services; (x) maintaining compliance with applicable regulatory authorities, licensure and permits to operate the Company’s facilities and laboratories; (xi) a disruption in the Company’s business and reputational and economic risks associated with the civil securities claims brought by shareholders or claims by various parties; (xii) inability to meet the covenants in the Company’s loan documents or lack of borrowing capacity; and (xiii) general economic conditions, as well as other risks discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and other filings with the Securities and Exchange Commission. As a result of these factors, we cannot assure you that the forward-looking statements in this release will prove to be accurate. Investors should not place undue reliance upon forward-looking statements.

AAC HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(Dollars in thousands, except share data)

	Three Months Ended
	March 31, 2019	March 31, 2018
Revenues
Client related revenue	$53,489	$78,630
Non-client related revenue	1,881	2,557
Total revenues	55,370	81,187

Operating expenses
Salaries, wages and benefits	40,553	40,084
Client related services	6,041	7,747
Advertising and marketing	3,295	2,599
Professional fees	4,122	3,650
Other operating expenses	11,363	10,588
Rentals and leases	2,000	2,116
Litigation settlement	(1,238)	2,791
Depreciation and amortization	4,344	5,464
Gain on sale	(1,010)	—
Acquisition-related expenses	—	305
Total operating expenses	69,470	75,344
(Loss) income from operations	(14,100)	5,843
Interest expense, net	10,260	6,709
Other (benefit) expense, net	(211)	9
Loss before income tax benefit	(24,149)	(875)
Income tax benefit	(33)	(38)
Net loss	(24,116)	(837)
Less: net loss attributable to noncontrolling interest	2,097	1,893
Net (loss) income attributable to AAC Holdings, Inc. common stockholders	$(22,019)	$1,056

Basic (loss) earnings per common share	$(0.90)	$0.04
Diluted (loss) earnings per common share	$(0.90)	$0.04
Weighted-average common shares outstanding:
Basic	24,495,163	23,744,208
Diluted	24,495,163	23,781,604

AAC HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(Dollars in thousands)

	March 31	December 31
	2019	2018
Assets
Current assets
Cash and cash equivalents	$17,869	$5,409
Accounts receivable, net of allowances	45,684	47,860
Prepaid expenses and other current assets	2,518	10,695
Total current assets	66,071	63,964
Property and equipment, net	163,045	166,921
Right-of-use assets, net	30,243	—
Goodwill	198,952	198,952
Intangible assets, net	10,834	12,063
Other assets	11,079	10,377
Total assets	$480,224	$452,277

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$17,167	$13,507
Accrued and other current liabilities	28,669	30,544
Accrued litigation	4,827	8,000
Current portion of lease liability	5,645	—
Current portion of long-term debt	332,925	309,394
Total current liabilities	389,233	361,445
Deferred tax liabilities	1,137	1,227
Long-term debt, net of current portion and debt issuance costs	9,039	9,764
Lease liability, net of current portion	29,681	—
Financing lease obligation, net of current portion	24,384	24,421
Other long-term liabilities	8,229	13,147
Total liabilities	461,703	410,004

Stockholders’ equity	42,758	64,413
Noncontrolling interest	(24,237)	(22,140)
Total stockholders’ equity including noncontrolling interest	18,521	42,273
Total liabilities and stockholders’ equity	$480,224	$452,277

AAC HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
(Dollars in thousands)

	Three Months Ended
	March 31, 2019	March 31, 2018
Cash flows used in operating activities:
Net loss	$(24,116)	$(837)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,344	5,464
Equity compensation	364	798
Loss on disposal of property and equipment	145	34
Amortization of debt issuance costs	1,243	637
Deferred income taxes	(90)	436
Changes in operating assets and liabilities:
Accounts receivable	2,176	(3,843)
Prepaid expenses and other assets	7,808	1,485
Accounts payable	3,660	(4,739)
Accrued and other current liabilities	4,250	4,141
Accrued litigation	(3,173)	(22,300)
Other long-term liabilities	(6,194)	(275)
Net cash used in operating activities	(9,583)	(18,999)
Cash flows used in investing activities:
Purchase of property and equipment	(913)	(7,305)
Acquisition of subsidiaries	—	(65,185)
Sale of subsidiary	887	—
Net cash used in investing activities	(26)	(72,490)
Cash flows provided by financing activities:
Payments on 2017 Credit Facility	(1,924)	(1,724)
Proceeds from 2019 Priming Facility, net of deferred financing costs	24,284	—
Proceeds from 2017 Credit Facility, net of deferred financing costs	250	94,432
Payments on finance leases and other	(291)	(221)
Payments on AdCare Note	(250)	—
Payment of employee taxes for net share settlement	—	(475)
Net cash provided by financing activities	22,069	92,012
Net change in cash and cash equivalents	12,460	523
Cash and cash equivalents, beginning of period	5,409	13,818
Cash and cash equivalents, end of period	$17,869	$14,341

AAC HOLDINGS, INC.
OPERATING METRICS
Unaudited

	Three Months Ended
	March 31, 2019	March 31, 2018
Operating Metrics:
New admissions[1]	4,641	3,739
Average daily inpatient census[2]	740	773
Average daily sober living census[3]	213	254
Total average daily census	953	1,027
Average episode length (days)[4]	19	25
Average daily inpatient revenue[5]	$674	$961
Revenue per admission[6]	$11,525	$21,030
Outpatient visits[7]	39,717	30,313
Revenue per outpatient visit[8]	$162	$295
Client related diagnostic services[9]	4%	4%
Inpatient bed count at end of period[10]	996	1,112
Effective inpatient bed count at end of period[11]	992	1,108
Average effective inpatient bed utilization[12]	75%	78%

1    Represents total client admissions at our inpatient facilities for the periods presented.

2    Represents average daily client census at all of our inpatient facilities.

3    Represents average daily client census at our sober living facilities.

4    Average episode length is the consecutive number of days from admission to discharge that a client stays at an AAC inpatient facility and, when applicable, an AAC sober living facility.

5    Average daily inpatient revenue is calculated as total revenues from all of our inpatient facilities during the period, divided by the product of the number of days in the period multiplied by average daily inpatient census.

6    Revenue per admission is calculated by dividing total client related revenue by new admissions.

7    Represents the total number of outpatient visits at our standalone outpatient centers during the periods presented.

8    Revenue per outpatient visit is calculated as total revenues from all of our standalone outpatient facilities divided by the number of outpatient visits during the period.

9    Client related diagnostic services revenue, as a percentage of client related revenue, includes point-of-care and client related diagnostic laboratory services.

10   Inpatient bed count at end of period includes all beds at inpatient facilities.

11   Effective bed count at end of period represents the number of beds for which our facilities are staffed based on planned census.

12   Average effective inpatient bed utilization represents average daily inpatient census divided by the average effective inpatient bed count during the applicable period.

AAC HOLDINGS, INC.
SUPPLEMENTAL RECONCILIATION OF NON-GAAP DISCLOSURES
Unaudited
(Dollars in thousands)
Reconciliation of Adjusted EBITDA to Net Loss (Income) Attributable to AAC Holdings, Inc. Common Stockholders

	Three Months Ended
	March 31, 2019	March 31, 2018
Net (loss) income attributable to AAC Holdings, Inc. common stockholders	$(22,019)	$1,056
Non-GAAP Adjustments[1]:
Interest expense	10,260	6,709
Depreciation and amortization	4,344	5,464
Income tax benefit	(33)	(38)
Net loss attributable to noncontrolling interest	(2,097)	(1,893)
Stock-based compensation	364	798
Litigation settlement, regulatory and California matter related expense	(988)	3,202
Acquisition-related expense	28	429
De novo start-up and other expense	—	428
Transaction costs	1,517	—
Recruitment and retention expense	375	—
Employee severance expense	1,098	911
Facility closure operating losses and expense	647	792
Adjusted EBITDA	$(6,504)	$17,858

1    Adjusted EBITDA, adjusted net (loss) income attributable to AAC Holdings, Inc. common stockholders and adjusted diluted earnings per common share (herein collectively referred to as "Non-GAAP Disclosures") are “non-GAAP financial measures” as defined under the rules and regulations promulgated by the U.S. Securities and Exchange Commission, each of which are defined below. Management has chosen to present these Non‐GAAP Disclosures to investors to enable additional analyses of past, present and future operating performance and as a supplemental means of evaluating operations absent the effect of certain items that we do not consider indicative of our ongoing core operating performance or are non-cash items. Certain of these items may recur in the future. Management believes the Non-GAAP Disclosures provide investors with additional meaningful financial information that should be considered when assessing our underlying business performance and trends. We believe the Non-GAAP Disclosures also enhance investors’ ability to compare period-to-period financial results. The Non-GAAP Disclosures should not be considered as measures of financial performance under U.S. generally accepted accounting principles ("GAAP"). The items excluded from the Non-GAAP Disclosures are significant components in understanding and assessing our financial performance and should not be considered as an alternative to net income or other financial statement items presented in the condensed consolidated financial statements. Because the Non-GAAP Disclosures are not measures determined in accordance with GAAP, the Non-GAAP Disclosures may not be comparable to other similarly titled measures of other companies.

Management defines adjusted EBITDA as net (loss) income attributable to AAC Holdings, Inc. common stockholders adjusted for interest expense, depreciation and amortization expense, income tax benefit, net loss attributable to noncontrolling interest, stock-based compensation and related tax reimbursements, litigation settlement, certain regulatory and California matter related expenses, acquisition-related expense (which includes professional services for accounting, legal, valuation services and licensing expenses), de novo start-up and other expenses, recruitment and retention expense, employee severance expense and facility closure operating losses and expense.

AAC HOLDINGS, INC.
SUPPLEMENTAL RECONCILIATION OF NON-GAAP DISCLOSURES
Unaudited
(Dollars in thousands, except share data)
Reconciliation of Adjusted Net (Loss) Income Attributable to AAC Holdings, Inc. Common Stockholders to Net (Loss) Income Attributable to AAC Holdings, Inc. Common Stockholders

	Three Months Ended
	March 31, 2019	March 31, 2018
Net (loss) income attributable to AAC Holdings, Inc. common stockholders	$(22,019)	$1,056
Non-GAAP Adjustments:
Litigation settlement, regulatory and California matter related expense	(988)	3,202
Acquisition-related expense	28	429
De novo start-up and other expense	—	428
Transaction costs	1,517	—
Recruitment and retention expense	375	—
Employee severance expense	1,098	911
Facility closure operating losses and expense	647	792
Income tax effect of non-GAAP adjustments	(4)	(2,399)
Adjusted net (loss) income attributable to AAC Holdings, Inc. common stockholders	$(19,346)	$4,419
Weighted-average common shares outstanding - diluted	24,495,163	23,781,604
GAAP diluted (loss) income per common share	$(0.90)	$0.04
Adjusted (loss) earnings per diluted common share	$(0.79)	$0.19

Management defines adjusted net (loss) income attributable to AAC Holdings, Inc. common stockholders as net (loss) income attributable to AAC Holdings, Inc. common stockholders adjusted for litigation settlement, certain regulatory and California matter related expenses, acquisition-related expense (which includes professional services for accounting, legal, valuation services and licensing expenses), de novo start-up and other expenses, recruitment and retention expense, employee severance expense, facility closure operating losses and expense and the income tax effect of the non-GAAP adjustments at the then applicable effective tax rate.

Adjusted diluted earnings per common share represents diluted earnings per common share calculated using adjusted net income attributable to AAC Holdings, Inc. common stockholders as opposed to net income attributable to AAC Holdings, Inc. common stockholders.